Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Third Quarter 2024 Financial Results and Provides Corporate Update

– Held biosimilar advisory meeting with FDA in Q3 2024, and aligned on next steps for a 351(k) regulatory pathway to approval for ABP-450 (prabotulinumtoxinA) as a biosimilar utilizing BOTOX® (onabotulinumtoxinA) as the reference product –

– Plan to initiate comparative analytical studies anticipated in Q4 2024 subject to available resources –

– 351(k) regulatory pathway offers potential to bring ABP-450 to the U.S. market under a single approval for all of BOTOX’s currently approved and future therapeutic indications–

IRVINE, Calif., November 13, 2024 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex for the treatment of multiple therapeutic indications, announced financial results for the third quarter ended September 30, 2024, and provided a business update.

“We are making significant progress advancing our biosimilar development program for ABP-450 under the 351(K) regulatory pathway utilizing BOTOX as the reference product. The next key step in this program is the initiation of our planned primary comparative analytical studies, which are scheduled to start in the coming weeks. Once we have the data from these studies, we can complete the primary comparative analytical assessment, which the FDA will use to evaluate and determine the next steps for the program. This is an exciting time for the company as we work towards executing a regulatory pathway that could allow us to bring ABP-450 to the U.S. market for all of BOTOX’s currently approved and future therapeutic indications under a single FDA approval,” commented Marc Forth, AEON’s President and Chief Executive Officer. “As we evaluate our path forward, the single biggest limitation for the Company remains our current capital resources. We are evaluating all available options that would allow the AEON team to execute the current regulatory strategy for ABP-450.”

Recent Clinical and Corporate Highlights

●Development plan for ABP-450 utilizing 351(k) regulatory pathway for biosimilars - Based on the formal minutes received from a Biosimilar Initial Advisory (BIA) Meeting in the third quarter of 2024 with the U.S. Food and Drug Administration (FDA) for ABP-450 (prabotulinumtoxinA) injection as a biosimilar utilizing BOTOX® (onabotulinumtoxinA) as the reference product, the Company believes it is aligned with the FDA on the initial key requirements in the development 351(k) regulatory pathway and next steps.
oActively planning primary comparative analytical studies to fulfill the standard regulatory requirements for a comparative analytical assessment (CAA), which are expected to commence in the fourth quarter of 2024, subject to securing capital resources.
oPlan to hold a Biosimilar Biological Product Development (BPD) Type 2 meeting with FDA in 2025 to discuss the outcome from these studies and determine the next steps in development.

Exhibit 99.1

PRESS RELEASE

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of primary comparative analytical studies, and potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Exhibit 99.1

PRESS RELEASE

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$537	$5,158
Prepaid expenses and other current assets	1,834	1,064
Total current assets	2,371	6,222
Property and equipment, net	258	332
Operating lease right-of-use asset	1,346	262
Other assets	29	29
Total assets	$4,004	$6,845
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,630	$3,388
Accrued clinical trials expenses	1,373	5,128
Accrued compensation	1,563	943
Other accrued expenses	3,160	3,590
Total current liabilities	10,726	13,049
Convertible notes at fair value, including related party amount of $15,170 and $0, at September 30, 2024 and December 31, 2023, respectively	15,170	—
Operating lease liability	1,204	—
Warrant liability	1,844	1,447
Contingent consideration liability	6,886	104,350
Embedded forward purchase agreements and derivative liabilities	264	41,043
Total liabilities	36,094	159,889
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at September 30, 2024 and December 31, 2023, and 39,587,630 and 37,159,600 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	401,585	381,264
Subscription receivables	—	(60,710)
Accumulated deficit	(433,679)	(473,602)
Total stockholders' deficit	(32,090)	(153,044)
Total liabilities and stockholders' deficit	$4,004	$6,845

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023		2024	2023
	Successor	Successor July 22 to September 30	Predecessor July 1 to July 21	Successor	Successor July 22 to September 30	Predecessor January 1 to July 21
Operating expenses:
Selling, general and administrative	$3,044	$5,265	$1,055	$11,014	$5,265	$9,841
Research and development	972	6,388	1,573	11,144	6,388	19,803
Acquired in-process research and development	—	348,000	—	—	348,000	—
Change in fair value of contingent consideration	—	(75,939)	—	(97,464)	(75,939)	—
Total operating costs and expenses	4,016	283,714	2,628	(75,306)	283,714	29,644
(Loss) income from operations	(4,016)	(283,714)	(2,628)	75,306	(283,714)	(29,644)
Other (loss) income:
Change in fair value of convertible notes	(1,878)	—	(13,249)	(170)	—	(19,359)
Change in fair value of warrants	(377)	1,593	—	(15,376)	1,593	—
Income (loss) on embedded forward purchase agreements and derivative liabilities, net	81	(15,776)	(11,789)	(19,931)	(15,776)	(11,789)
Other income, net	19	186	5	94	186	114
Total other loss, net	(2,155)	(13,997)	(25,033)	(35,383)	(13,997)	(31,034)
(Loss) income before taxes	(6,171)	(297,711)	(27,661)	39,923	(297,711)	(60,678)
Income taxes	—	—	—	—	—	—
Net (loss) income	$(6,171)	$(297,711)	$(27,661)	$39,923	$(297,711)	$(60,678)
Basic net (loss) income per share	$(0.16)	$(8.01)	$(0.20)	$1.04	$(8.01)	$(0.44)
Diluted net (loss) income per share	$(0.16)	$(8.01)	$(0.20)	$0.97	$(8.01)	$(0.44)
Weighted average shares of common stock outstanding used to compute basic net (loss) income per share	39,515,292	37,159,600	138,848,177	38,545,882	37,159,600	138,848,177
Weighted average shares of common stock outstanding used to compute diluted net (loss) income per share	39,515,292	37,159,600	138,848,177	41,318,831	37,159,600	138,848,177

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Exhibit 99.1

PRESS RELEASE

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the closing of the Merger. The accompanying financial statements include Predecessor periods for the period from January 1, 2023 to July 21, 2023 and July 1, 2023 to July 21, 2023, and Successor periods for the three and nine months ended September 30, 2024. A black line between the Successor and Predecessor periods has been placed in the condensed consolidated financial statements and in the tables to the notes to the condensed consolidated financial statements to highlight the lack of comparability between these periods.

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